UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 20, 2011

HIGHER ONE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34779	26-3025501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

25 Science Park New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

(203) 776-7776

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Higher One Holdings, Inc. (“the Company”) held its annual meeting of stockholders (the “Annual Meeting”) on May 18, 2011 at 25 Science Park, New Haven, Connecticut 06511. On March 23, 2011, the record date for the Annual Meeting, 56,439,366 shares of the Company’s common stock were issued and outstanding, of which 50,022,199 were present or represented by proxy at the Annual Meeting for purposes of establishing a quorum.

At the Annual Meeting, the Company’s stockholders: (1) elected three directors listed below to hold office until the 2014 annual meeting of stockholders or until their respective successors are elected; (2) ratified the selection, by the Audit Committee of the Board of Directors, of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2011; (3) approved a non-binding advisory proposal on executive compensation; and (4) approved a non-binding advisory proposal on the frequency of future advisory votes on executive compensation. The voting results from the meeting were as follows:

Proposal 1—Election of Directors

	For	Withheld	Broker Non-Votes
Mark Volchek	42,484,959	319,451	7,217,789
David Cromwell	42,578,082	226,328	7,217,789
Stewart Gross	41,527,292	1,277,118	7,217,789

Proposal 2—Ratification of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

For	Against	Abstain
49,992,669	29,530	0

Proposal 3—Approve, on an advisory basis, executive compensation

For	Against	Abstain	Broker Non-Votes
42,708,561	85,857	9,992	7,217,789

Proposal 4—Frequency of Executive Compensation Vote

One Year	Two Years	Three Years	Abstain
9,611,835	295,431	32,896,644	500

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2011

HIGHER ONE HOLDINGS, INC.

By:	/s/ Mark Volchek
Mark Volchek Chief Financial Officer